Exhibit 4.5
                                                                     -----------

                    AGREEMENT ON REMOVAL OF RIGHTS AGENT AND
                      APPOINTMENT OF SUCCESSOR RIGHTS AGENT

        AGREEMENT ON REMOVAL OF RIGHTS AGENT AND APPOINTMENT OF SUCCESSOR RIGHTS AGENT (this "Agreement"), dated as of September 9, 2003, by and among MAXCOR FINANCIAL GROUP INC., a Delaware corporation formerly known as Financial Services Acquisition Corporation (the "Company"), CONTINENTAL STOCK TRANSFER & TRUST COMPANY ("Continental"), and THE BANK OF NEW YORK ("BNY"). This Agreement refers to the Rights Agreement (the "Rights Agreement"), dated as of December 6, 1996, by and between the Company and Continental, as amended by Amendment No. 1 to Rights Agreement, dated as of July 26, 2001, by and between the Company and Continental. Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Rights Agreement.

                              W I T N E S S E T H:
                               - - - - - - - - - -

        WHEREAS, Section 21 of the Rights Agreement provides, among other things, that the Company may remove the Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent by registered or certified mail, and to the holders of the Rights Certificates by first-class mail;

        WHEREAS, Section 21 of the Rights Agreement provides, among other things, that, if the Rights Agent shall be removed, the Company shall appoint a successor to the Rights Agent;

        WHEREAS, Section 21 of the Rights Agreement provides, among other things, that any successor Rights Agent shall be (a) a corporation organized and doing business under the laws of the United States or of any State thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this recital;

        WHEREAS, Section 21 of the Rights Agreement provides, among other things, that after appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed and that the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under the Rights Agreement, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and

        WHEREAS, the Company, in connection with appointing BNY as its transfer agent and registrar, desires to appoint BNY as its Rights Agent, and therefore remove Continental from the performance of such services;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

       1. The Company hereby removes Continental from its service as Rights Agent, effective as of the close of business on October 13, 2003, and appoints BNY to serve as successor Rights Agent under the Rights Agreement, effective as of the open of business on October 14, 2003.

       2. Continental hereby agrees and acknowledges that, effective as of the close of business on October 13, 2003, it shall no longer serve as Rights Agent under the Rights Agreement and hereby waives any notice that may be required to be delivered to it pursuant to Section 21 of the Rights Agreement regarding its removal as Rights Agent and replacement by a successor Rights Agent.

       3. Continental hereby further agrees to deliver and transfer to BNY, as successor Rights Agent, any property held by Continental under the Rights Agreement, and to execute and deliver any further assurance, conveyance, act or deed reasonably necessary for the purpose.

       4. BNY hereby represents and warrants to the Company that it meets the requirements contained in Section 21 of the Rights Agreement with respect to the characteristics of a successor Rights Agent.

       5. BNY hereby agrees and acknowledges that, effective as of the open of business on October 14, 2003, it shall commence as successor Rights Agent under the Rights Agreement.

       6. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE APPLY UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

       7. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

       8. This Agreement shall be effective as of the date hereof and, subject to the changes effected hereby, the Rights Agreement shall remain in full force and effect.

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

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

                                      MAXCOR FINANCIAL GROUP INC.



                                      By: /s/ Keith E. Reihl
                                          ------------------------------
                                          Keith E. Reihl
                                          Chief Operating Officer


                                      CONTINENTAL STOCK TRANSFER
                                      & TRUST COMPANY



                                      By: /s/ William F. Seegraber
                                          ------------------------------
                                          William F. Seegraber
                                          Vice President


                                      THE BANK OF NEW YORK



                                      By: /s/ Annette Hogan
                                          ------------------------------
                                          Annette Hogan
                                          Assistant Vice President

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